Exhibit 99.1

Mavenir Systems Reports 2013 Fourth Quarter and Full Year Financial Results

•	Record quarterly revenue of $27.1 million, an increase of 62% year-over-year, and record annual revenue of $101.3 million, an increase of 37% year-over-year

•	Fifteen customer wins for next generation products, and four major expansions, including VoLTE and RCS, in 2013

•	Increased software-based product portfolio, including virtualized Session Border Controller

Richardson, TX – February 20, 2014 – Mavenir Systems (NYSE: MVNR), today reported financial results for the fourth quarter and full year of 2013 and provided its outlook for the first quarter and full year of 2014.

Total revenue for the fourth quarter of 2013 was $27.1 million, an increase of 62% year-over-year. GAAP operating loss for the fourth quarter of 2013 was $(1.7) million, compared with $(5.6) million in the fourth quarter of 2012. Non-GAAP operating loss, which excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization, was $(0.1) million for the fourth quarter of 2013 versus $(3.4) million for the fourth quarter of 2012. GAAP net loss for the fourth quarter of 2013 was $(2.8) million, compared to $(6.5) million in the fourth quarter of 2012. Non-GAAP net loss for the fourth quarter of 2013 was $(1.6) million, compared with a loss of $(4.6) million in the fourth quarter of 2012.

GAAP gross profit margin was 58% in the quarter, compared to 56% in the fourth quarter of 2012. Non-GAAP gross profit margin was above the high end of the company’s guidance range, at 59% in the quarter, compared to 61% in the fourth quarter of 2012.

Net loss per share was $(0.22) for the fourth quarter of 2013 compared with $(4.87) for the fourth quarter of 2012. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $(0.08) for the fourth quarter of 2013 compared to $(0.26) for the fourth quarter of 2012.

Total revenue for the full year 2013 was $101.3 million, an increase of 37% year-over-year. GAAP operating loss was $(7.7) million in 2013, compared to $(14.6) million in 2012. Non-GAAP operating loss, which excludes stock-based compensation, depreciation and amortization, was $(2.1) million in 2013 compared to $(10.2) million in 2012. GAAP net loss for 2013 was $(15.3) million, compared to $(15.6) million in 2012. Non-GAAP net loss for 2013 was $(7.8) million, compared to a loss of $(11.8) million in 2012.

GAAP gross profit margin was 55% in 2013, compared to 59% in 2012. Non-GAAP gross profit margin was 56% in 2013, compared to 60% in 2012.

Net loss per share was $(3.57) in 2013 compared with $(12.09) in 2012. As outlined in the accompanying table entitled “Reconciliation of Non-GAAP Earnings Per Share” included in this press release, the non-GAAP net loss per share was $(0.42) in 2013 compared with $(0.66) in 2012.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.”

“Mavenir delivered a strong year with solid financial results, setting new quarterly and annual revenue records attributed in part, to the adoption of 4G LTE becoming more broad-based in 2013,” said Pardeep Kohli, president and chief executive officer, Mavenir Systems. “We are well positioned to capitalize on 4G LTE adoption and virtualization, two trends which will be key growth drivers for our business in 2014.”

Mavenir 2013 Business and Financial Highlights

•	We achieved record quarterly and annual revenues of $27.1 million and $101.3 million respectively;

•	Our 2013 revenue in the Europe, Middle East and Africa region grew 87% year-over-year and our 2013 revenue in the Americas region grew 29% year-over-year;

•	We won 15 customers in 2013 for our next generation products, including VoLTE and RCS, and were awarded 4 major expansions;

•	We extended our software-based core network portfolio with the addition of our own virtualized Session Border Controller, as well as our recently announced virtualized Evolved Packet Core;

•	We received industry awards for our virtualized IMS platform, as well as for Voice over LTE and RCS5 solutions and launches;

•	We completed our IPO and our common stock began trading on the New York Stock Exchange on November 7, 2013.

Guidance

Mavenir is providing the following first quarter and full year 2014 guidance with respect to anticipated total revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.

First quarter 2014

•	Revenue to range from $26.0 million to $27.5 million, reflecting growth of 18% to 23% over the first quarter of 2013

•	Non-GAAP gross margin to range from 48% to 51%

•	Non-GAAP operating loss to range from $(5.0) million to $(3.5) million

•	Non-GAAP net loss to range from $(8.0) million to $(6.5) million

•	Non-GAAP net loss per share ranging from $(0.34) to $(0.28) (based on a forecasted weighted average number of shares outstanding of 23,420,759)

Full year 2014

•	Revenue to range from $123 million to $125 million, reflecting growth of 21% to 24% year-over-year

•	Non-GAAP gross margin to range from 57% to 59%

•	Non-GAAP operating profit is expected to be at a break-even level.

Conference Call

Mavenir will discuss its fourth quarter 2013 results and its business outlook via teleconference today at 5:00 p.m. Eastern Time. To access this call, investors can dial the toll free number 1-855-302-8830 (domestic) or 1-330-871-6073 with the ID#53668165, or access a live webcast of the conference call at Mavenir’s website http://investor.mavenir.com.

A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 53668165.

Non-GAAP Financial Measures & Definitions

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, as supplemental measures. Non-GAAP operating loss represents operating loss before depreciation, amortization and stock-based compensation, which metric our prospectus dated November 6, 2013 referred to as adjusted EBITDA. Non-GAAP net loss represents non-GAAP operating loss after interest and taxes. Non-GAAP net loss per share represents non-GAAP net loss divided by our adjusted weighted average common shares outstanding, which assumes the conversion of preferred shares as of the beginning of the period. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Please refer to the accompanying tables entitled “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Non-GAAP Net Loss Per Share” for a reconciliation of consolidated GAAP operating loss to non-GAAP operating loss, consolidated GAAP net loss to non-GAAP net loss.

In determining our guidance for the first quarter and full year of 2014 set forth in “Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, and stock-based compensation. The effects of these two items are difficult to forecast in advance as they relate to future foreign exchange rates and future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.

Forward-Looking Statements

Statements in this press release that are not purely historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “2014 Outlook” above as well as statements regarding Mavenir’s expectations with respect to revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, as well as statements about the migration to 4G technology and the adoption of virtualization technology by mobile service providers and Mavenir’s views about its market opportunity and key drivers of growth. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; prolonged negative economic conditions in domestic and global markets; and other factors described in our filings with the Securities and Exchange Commission (“the SEC”), including under the caption “Risk Factors” and elsewhere in our prospectus filed with the SEC on November 7, 2013 as well as in Mavenir’s annual report to be filed on Form 10-K for the year ended December 31, 2013, and in Mavenir’s other SEC filings. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

About Mavenir™:

Mavenir™ (NYSE: MVNR) is a leading provider of software-based networking solutions that enable mobile service providers to deliver high-quality internet protocol (IP)-based voice, video, rich communication and enhanced messaging services to their subscribers globally. Mavenir’s mOne® software platform has enabled leading mobile service providers to introduce the industry’s first live network deployment of Voice over LTE (VoLTE) and the industry’s first live deployment of next-generation Rich Communication Services 5.0 (RCS). Our solutions deliver next-generation services such as RCS, VoLTE and Voice over Wi-Fi (VoWi-Fi) over existing 2G and 3G networks and next-generation 4G LTE networks. www.mavenir.com

© 2014 Mavenir Systems, Inc. All rights reserved.

Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™ and mCloud™, Transforming Mobile Networks™, are trademarks of Mavenir Systems, Inc.

Mavenir Systems, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues
Software products	$21,290	$11,228	$79,342	$52,409
Maintenance	5,857	5,554	21,966	21,431

	27,147	16,782	101,308	73,840

Cost of revenues
Software products	7,751	6,577	35,971	23,891
Maintenance	3,659	824	9,202	6,568

	11,410	7,401	45,173	30,459

Gross profit	15,737	9,381	56,135	43,381
Gross profit margin %	58.0%	55.9%	55.4%	58.8%
Operating expenses:
Research and development	5,841	4,911	22,775	23,312
Sales and marketing	6,154	7,947	20,485	20,580
General and administrative	5,477	2,110	20,583	14,052

Total operating expenses	17,472	14,968	63,843	57,944

Operating loss	(1,735)	(5,587)	(7,708)	(14,563)
Other expense (income):
Interest income	(6)	—	(18)	(10)
Interest expense	1,016	320	3,203	393
Foreign exchange loss (gain)	(427)	(304)	1,901	(529)

Total other expense (income), net	583	16	5,086	(146)

Loss before income tax	(2,318)	(5,603)	(12,794)	(14,417)
Income tax expense	524	898	2,496	1,152

Net loss	(2,842)	(6,501)	(15,290)	(15,569)

Net loss per common share:
Basic	$(0.22)	$(4.87)	$(3.57)	$(12.09)

Diluted	$(0.22)	$(4.87)	$(3.57)	$(12.09)

Weighted average common shares outstanding:
Basic and diluted	13,084	1,336	4,278	1,288

Mavenir Systems, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$38,930	$7,402
Accounts receivable, net of allowance of $587 and $382 at December 31, 2013, and December 31, 2012 respectively	23,641	15,159
Unbilled revenue	11,213	9,782
Inventories	7,109	2,255
Prepaid expenses and other current assets	3,614	6,484
Deferred contract costs	9,313	5,288

Total current assets	93,820	46,370
Non-current assets:
Property and equipment, net	5,054	5,919
Intangible assets, net	5,202	5,714
Deposits and other assets	1,657	1,555
Goodwill	866	923

Total assets	$106,599	$60,481

Liabilities and shareholders’ deficit:
Current liabilities:
Trade accounts payable	$7,152	$6,087
Accrued liabilities	11,939	11,014
Deferred revenue	15,785	12,927
Income tax payable	765	27
Deferred income tax	—	34

Total current liabilities	35,641	30,089
Non-current liabilities:
Other long-term liabilities	3,504	3,929
Long-term debt	23,423	14,700

Total liabilities	62,568	48,718

Series A redeemable convertible preferred stock, $0.001 par value. 0 and 3,733,963 shares authorized at December 31, 2013 and 2012, respectively; 0 and 3,733,963 shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	13,005
Series B redeemable convertible preferred stock, $0.001 par value. 0 and 3,818,210 shares authorized at December 2013 and 2012, respectively; 0 and 3,818,210 shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	20,500
Series C redeemable convertible preferred stock, $0.001 par value. 0 and 3,526,218 shares authorized at December 2013 and 2012, respectively; 0 and 2,616,704 shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	17,478
Series D redeemable convertible preferred stock, $0.001 par value. 0 and 1,728,569 shares authorized at December 2013 and 2012, respectively; 0 and 1,728,569 shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	13,575
Series E redeemable convertible preferred stock, $0.001 par value. 0 and 4,590,744 shares authorized at December 2013 and 2012, respectively; 0 and 4,555,021 shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	40,000
Commitments and contingencies
Shareholders’ deficit:
Common stock, $0.001 par value. 300,000,000 shares authorized; 23,420,759 shares issued and outstanding at December 31, 2013, respectively; and 2,087,281 and 1,337,906 shares issued and outstanding at December 31, 2012, respectively.	23	1
Additional paid-in capital	153,878	1,215
Accumulated deficit	(110,867)	(95,577)
Accumulated other comprehensive income	997	1,566

Total shareholders’ equity (deficit)	44,031	(92,795)

Total liabilities and shareholders’ equity (deficit)	$106,599	$60,481

Mavenir Systems, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2013	2012
Operating activities:
Net loss	$(15,290)	$(15,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	2,472	1,527
Amortization of intangible assets	1,534	2,521
Amortization of debt discount	357	25
Provision for bad debts and doubtful accounts	537	199
Stock-based compensation expense	1,630	291
Unrealized foreign currency loss	74	(1,194)
Loss on sale of assets	2	281
Changes in operating assets and liabilities:
Accounts receivable	(8,565)	(103)
Unbilled revenue	(1,480)	(2,735)
Deposits and other current assets	(377)	1,126
Inventories	(4,854)	(20)
Prepaid expenses	2,290	(3,556)
Deferred contract costs	(3,821)	(1,770)
Deferred revenue	3,151	(9,734)
Accounts payable and accrued liabilities	1,842	6,324

Net cash used in operating activities	(20,498)	(22,387)

Investing activities:
Purchases of property and equipment	(2,798)	(5,217)

Net cash used in investing activities	(2,798)	(5,217)

Financing activities:
Proceeds from initial public offering, net of offering costs	45,348	—
Borrowing from long-term debt	27,000	5,000
Borrowing from line of credit	—	13,000
Repayments of long-term debt	(17,000)	—
Repayments of line of credit borrowing	—	(3,814)
Exercise of options to purchase common stock	91	73

Net cash provided by financing activities	55,439	14,259

Effect of foreign currency exchange rate changes on cash and cash equivalents	(615)	1,281

Net increase (decrease) in cash and cash equivalents	31,528	(12,064)
Cash and cash equivalents at beginning of year	7,402	19,466

Cash and cash equivalents at end of year	$38,930	$7,402

Mavenir Systems, Inc. and Subsidiaries

Revenue Metrics

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue by type:
Software products	$21,290	$11,228	$79,342	$52,409
Maintenance	5,857	5,554	21,966	21,431

Total	$27,147	$16,782	$101,308	$73,840

Revenue by Product Group:
Video/Voice	$9,257	$4,886	$33,960	$23,158
Enhanced Messaging	17,890	11,896	67,348	50,682

Total	$27,147	$16,782	$101,308	$73,840

Revenue by Geographic Area:
Americas	$11,088	$8,362	$48,130	$37,314
EMEA	13,476	3,886	38,469	20,547
APAC	2,583	4,534	14,709	15,979

Total	$27,147	$16,782	$101,308	$73,840

Mavenir Systems, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Software Products
Revenue	$21,290	$11,228	$79,342	$52,409
Cost of Revenue	7,751	6,577	35,971	23,891
Amortization and Depreciation	217	811	592	1,067
Stock Based Compensation	56	—	187	—
Gross Profit (GAAP)	13,539	4,651	43,371	28,518
Gross Profit (Non-GAAP)	13,812	5,462	44,150	29,585
Maintenance
Revenue	5,857	5,554	21,966	21,431
Cost of Revenue	3,659	824	9,202	6,568
Gross Profit (GAAP)	2,198	4,730	12,764	14,863
Gross Profit (Non-GAAP)	2,198	4,730	12,764	14,863
Total Revenue	27,147	16,782	101,308	73,840
Total Gross Profit (GAAP)	15,737	9,381	56,135	43,381
Gross Profit Margin % (GAAP)	58.0%	55.9%	55.4%	58.8%
Gross Profit (Non-GAAP)	16,010	10,192	56,914	44,448
Gross Profit Margin % (Non-GAAP)	59.0%	60.7%	56.2%	60.2%
Operations Expenses
R&D (GAAP)	5,841	4,911	22,775	23,312
Amortization and Depreciation	372	259	1,150	792
Stock Based Compensation	112	—	321	—

R&D (Non-GAAP)	5,357	4,652	21,304	22,520
S&M (GAAP)	6,154	7,947	20,485	20,580
Amortization and Depreciation	—	—	—	—
Stock Based Compensation	82	—	482	—

S&M (Non-GAAP)	6,072	7,947	20,003	20,580
G&A (GAAP)	5,477	2,110	20,583	14,052
Amortization and Depreciation	568	1,006	2,264	2,189
Stock Based Compensation	219	88	640	291

G&A (Non-GAAP)	4,690	1,016	17,679	11,572
Total Operating Expenses (GAAP)	17,472	14,968	63,843	57,944
Operating Expenses (Non-GAAP)	16,119	13,615	58,986	54,672
Operating Loss (GAAP)	$(1,735)	$(5,587)	$(7,708)	$(14,563)
Net Interest	1,010	320	3,185	383
Foreign exchange (gain)/loss	(427)	(304)	1,901	(529)
Taxes	524	898	2,496	1,152

Net Loss (GAAP)	$(2,842)	$(6,501)	$(15,290)	$(15,569)
Operating Loss (Non-GAAP)*	$(109)	$(3,423)	$(2,072)	$(10,224)
Net Interest	1,010	320	3,185	383
Taxes	524	898	2,496	1,152

Net Loss (Non-GAAP)	$(1,643)	$(4,641)	$(7,753)	$(11,759)

Mavenir Systems, Inc. and Subsidiaries

Non-GAAP Net Loss Per Share

(all shares are weighted average outstanding for period presented)

( in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP weighted average common shares outstanding	13,084,452	1,335,533	4,278,468	1,287,986
Conversion of preferred shares *	7,677,818	16,452,467	14,258,805	16,452,467

Adjusted weighted average common shares outstanding	20,762,270	17,788,000	18,537,273	17,740,453
Non-GAAP net loss	$(1,643)	$(4,641)	$(7,753)	$(11,759)
Non-GAAP net loss per share	$(0.08)	$(0.26)	$(0.42)	$(0.66)

*	Assumes conversion of preferred shares at beginning of period

CONTACT:

Investor Contact:

Terry Hungle
Mavenir Systems, Inc.
ir@mavenir.com
469-916-4393 x 5010

Press Contact:

Maryvonne Tubb
Mavenir Systems, Inc.
pr@mavenir.com
469-916-4393 x 5080